UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2018

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2018, Michael E. McDevitt and Cree, Inc. (the “Company”) mutually agreed that Mr. McDevitt would retire as Executive Vice President and Chief Financial Officer (“CFO”) following a transition period. Mr. McDevitt and the Company executed a Separation, General Release and Consulting Agreement on June 7, 2018 (the “Agreement”) in order to provide for an orderly transition to a new CFO; to govern the Company’s relationship with Mr. McDevitt during the transition period; and to establish that the separation benefits provided under the Agreement are in lieu of any benefits Mr. McDevitt might have been entitled to receive under any Company plan or agreement, including (i) the Company’s SLT Severance Plan, (ii) the Company’s 2013 Long-Term Incentive Compensation Plan (the “2013 Plan”), (iii) the Company’s 2004 Long-Term Incentive Compensation Plan (the “2004 Plan”); and (iv) Mr. McDevitt’s Award Agreements under the 2013 Plan and the 2004 Plan.

Pursuant to the Agreement, Mr. McDevitt will remain in his executive positions for a transition period until the earlier of (i) such time as the Company determines his services as CFO are no longer needed and gives him 10 days’ notice thereof or (ii) if a new CFO has not been appointed by January 2, 2019, such time as Mr. McDevitt terminates the transition period upon 30 days’ notice. Mr. McDevitt will perform his regular duties as CFO during the transition period, until a new CFO is appointed and actually employed by the Company, and, if employment as CFO has ended earlier than December 31, 2018, Mr. McDevitt will continue his employment as a regular employee (not as CFO) until December 31, 2018. Following the end of the transition period, Mr. McDevitt will remain a consultant of the Company for a 12-month period (the “Consulting Term”).

During the transition period, Mr. McDevitt will continue to be paid his full compensation and participate in employee benefits at the current levels, but he will not be eligible for any additional or new equity award grants. In addition, if Mr. McDevitt remains employed as the CFO during a portion of fiscal 2019, he will be granted a new cash performance award for fiscal 2019, establishing a target award of $364,000 and making Mr. McDevitt eligible to receive, if earned based on Company performance for all of fiscal 2019, a pro-rata bonus for the portion of the fiscal year during which he serves as the CFO, regardless of whether he remains an employee at the end of fiscal 2019.

Upon termination of the transition period (such date of termination, the “Separation Date”), Mr. McDevitt will receive separation benefits equal to (i) $455,000, which amount is equal to Mr. McDevitt’s current base salary and will be payable in equal monthly installments over the 12 months following the Separation Date; (ii) $364,000, which amount is equal to Mr. McDevitt’s annual targeted bonus opportunity at target for the year during which the Separation Date occurs; (iii) reimbursement for the additional costs of continuing Mr. McDevitt’s Company-sponsored group medical, dental, and vision coverage under COBRA applicable to the type of medical, dental, and vision coverage in effect for Mr. McDevitt as of the Separation Date for the 12-month period following the Separation Date, or until he is eligible for new group healthcare coverage, whichever is shorter; and (iv) outplacement benefits for a 12-month period. Conditioned on Mr. McDevitt’s fulfillment of his obligations for consulting described above, continued compliance with all other terms of the Agreement through each applicable vesting date, and upon execution and delivery of a supplemental release described below, (x) any restricted stock units (“RSUs”) granted to Mr. McDevitt under the 2013 Plan that are subject to time-based vesting requirements only and that are unvested as of the Separation Date will continue to vest during the Consulting Term and will continue to vest or settle and pay out in accordance with the time-based vesting schedule that would have applied had Mr. McDevitt’s employment not terminated and (y) any unvested performance stock units (“PSUs”) granted to Mr. McDevitt under the 2013 Plan prior to the Separation Date will continue to vest during the Consulting Term in accordance with the terms of the awards and will be paid out, if at all, based upon actual Company performance in accordance with the terms of the 2013 Plan and the applicable award agreement, including prorating for the portion of time Mr. McDevitt provided services to the Company over the course of the applicable performance period and the Consulting Term, as applicable. At the end of the Consulting Term, any remaining unvested RSUs that are subject to time-based vesting will accelerate and will immediately vest in full and any remaining unvested PSUs will be forfeited (other than the pro-rated portion of any such unvested PSUs for which Mr. McDevitt provided services to the Company over the course of the applicable performance period and the Consulting Term, as applicable). The separation benefits described above will be compensation for Mr. McDevitt’s consulting services during the Consulting Term.

The Agreement provides that each of the Employee Agreements Regarding Confidential Information, Intellectual Property and Noncompetition, dated October 1, 2002 and September 1, 2006, between Mr. McDevitt and the Company, will continue to apply during the Consulting Term and the non-complete restrictions contained in such agreements will be extended until September 30, 2021. Mr. McDevitt also agreed to a release of claims against the Company and to enter into supplemental releases on or about the Separation Date, once the Company notifies Mr. McDevitt of the amount of his pro-rata bonus for fiscal 2019 as described above, if any, but prior to his receipt of such bonus, and on the last day of the Consulting Term. Finally, the Agreement includes customary cooperation and nondisparagement provisions.

The foregoing description of the Agreement is subject to and qualified in its entirety by reference to the Agreement, which is attached Exhibit 10.1 to this report and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 7, 2018, the Company issued a press release announcing Mr. McDevitt’s retirement from the Company. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibit

10.1	Separation, General Release and Consulting Agreement, dated June 7, 2018, between Cree, Inc. and Michael E. McDevitt
99.1	Press Release dated June 7, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Bradley D. Kohn
Bradley D. Kohn
Senior Vice President and General Counsel

Date: June 7, 2018